Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	3/31/2024	12/31/2023	3/31/2023
Assets
Loans	$109,885	$112,606	$119,971
Loans held for sale	228	483	1,211
Securities available for sale	37,298	37,185	39,498
Held-to-maturity securities	8,272	8,575	9,561
Trading account assets	1,171	1,142	1,118
Short-term investments	13,205	10,817	8,410
Other investments	1,247	1,244	1,587
Total earning assets	171,306	172,052	181,356
Allowance for loan and lease losses	(1,542)	(1,508)	(1,380)
Cash and due from banks	1,247	941	784
Premises and equipment	650	661	628
Goodwill	2,752	2,752	2,752
Other intangible assets	48	55	85
Corporate-owned life insurance	4,392	4,383	4,372
Accrued income and other assets	8,314	8,601	8,512
Discontinued assets	318	344	410
Total assets	$187,485	$188,281	$197,519

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	114,593	114,859	106,841
Noninterest-bearing deposits	29,638	30,728	37,307
Total deposits	144,231	145,587	144,148
Federal funds purchased and securities sold under repurchase agreements	27	38	1,374
Bank notes and other short-term borrowings	2,896	3,053	10,061
Accrued expense and other liabilities	5,008	5,412	4,861
Long-term debt	20,776	19,554	22,753
Total liabilities	172,938	173,644	183,197

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	6,164	6,281	6,207
Retained earnings	15,662	15,672	15,700
Treasury stock, at cost	(5,722)	(5,844)	(5,868)
Accumulated other comprehensive income (loss)	(5,314)	(5,229)	(5,474)
Key shareholders’ equity	14,547	14,637	14,322
Noncontrolling interests	—	—	—
Total equity	14,547	14,637	14,322
Total liabilities and equity	$187,485	$188,281	$197,519

Common shares outstanding (000)	942,776	936,564	935,229

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended
	3/31/2024	12/31/2023	3/31/2023
Interest income
Loans	$1,538	$1,574	$1,476
Loans held for sale	14	12	13
Securities available for sale	232	213	194
Held-to-maturity securities	75	78	74
Trading account assets	14	13	12
Short-term investments	142	138	42
Other investments	17	22	13
Total interest income	2,032	2,050	1,824
Interest expense
Deposits	782	754	350
Federal funds purchased and securities sold under repurchase agreements	1	—	22
Bank notes and other short-term borrowings	46	45	78
Long-term debt	328	330	275
Total interest expense	1,157	1,129	725
Net interest income	875	921	1,099
Provision for credit losses	101	102	139
Net interest income after provision for credit losses	774	819	960
Noninterest income
Trust and investment services income	136	132	128
Investment banking and debt placement fees	170	136	145
Service charges on deposit accounts	63	65	67
Operating lease income and other leasing gains	24	22	25
Corporate services income	69	67	76
Cards and payments income	77	84	81
Corporate-owned life insurance income	32	36	29
Consumer mortgage income	14	11	11
Commercial mortgage servicing fees	56	48	46
Other income	6	9	—
Total noninterest income	647	610	608
Noninterest expense
Personnel	674	674	701
Net occupancy	67	65	70
Computer processing	102	92	92
Business services and professional fees	41	44	45
Equipment	20	24	22
Operating lease expense	17	18	20
Marketing	19	31	21
Intangible asset amortization	—	—	—
Other expense	203	424	205
Total noninterest expense	1,143	1,372	1,176
Income (loss) from continuing operations before income taxes	278	57	392
Income taxes	59	(8)	81
Income (loss) from continuing operations	219	65	311
Income (loss) from discontinued operations, net of taxes	—	—	1
Net income (loss)	219	65	312
Less: Net income (loss) attributable to noncontrolling interests	—	—	—
Net income (loss) attributable to Key	$219	$65	$312

Income (loss) from continuing operations attributable to Key common shareholders	$183	$30	$275
Net income (loss) attributable to Key common shareholders	183	30	276
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.20	$.03	$.30
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.20	.03	.30
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.20	$.03	$.30
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.20	.03	$.30

Cash dividends declared per common share	$.205	$.205	$.205

Weighted-average common shares outstanding (000)	929,692	927,517	926,490
Effect of common share options and other stock awards	7,319	6,529	7,314
Weighted-average common shares and potential common shares outstanding (000) (b)	937,011	934,046	933,804

(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.